UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2007 (January 28, 2007)

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 333-67232

11-3618510
(I.R.S. Employer Identification Number)

Britannia House, 960 High Road
London N12 9RY, United Kingdom
(Address of principal executive offices) (Zip Code)

011.44.8451087777
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Treasurer and Chief Financial Officer

On January 30, 2007, Mr. Alon Mualem submitted his resignation as Treasurer and Chief Financial Officer of Xfone, Inc. (the "Registrant"), effective on March 1, 2007. The resignation of Mr. Mualem was not the result of any disagreement on any matter relating to the Registrant’s operations, policies, practices or historical financial statements.

The Registrant is commencing a search to fill the Treasurer / Chief Financial Officer position.

(c) Election of Executive Vice President

Effective January 28, 2007, in accordance with a board resolution dated January 17, 2007 (the "Board Resolution") the Registrant elected Mr. Gilad Amozeg as Executive Vice President of the Registrant. In this role, Mr. Amozeg will focus on strategic planning, mergers and acquisitions and investor relations.

Mr. Amozeg, prior to joining the Registrant, held the following positions: Chief Executive Officer of ad notam LLC, a German manufacturer of mirror televisions, where Mr. Amozeg established the company’s operations in the United States (2004 until his position with the Registrant); Senior Associate, Mergers & Acquisitions at Zellermayer & Pelossof, a leading law firm in Israel (1999 to 2001). While there Mr. Amozeg led the takeover and restructuring of Israel’s leading investment vehicle, Gmul Investment Company and was subsequently appointed to the company’s Board of Directors where he assisted their IPO on the Tel Aviv stock exchange; Associate Attorney within Israel’s Ministry of Finance, specializing in issues related to the Pension Fund industry (1996 to 1999).

Mr. Amozeg earned an LL.B degree (cum laude) in Corporate Law and Corporate Finance from the Hebrew University of Jerusalem, where he also received a LL.M (magna cum laude) degree in Taxation. He holds an MBA degree in Finance with a concentration in Private Equity: Buyouts from The Wharton School at The University of Pennsylvania in the United States.

Pursuant to the Board Resolution, for holding the position of Executive Vice President of the Registrant, Mr. Amozeg will be entitled to the following employment terms:
•	A monthly gross salary of 30,000 NIS (approximately $7,000) (the “Salary”).
•
Executive insurance - the Registrant will allocate 13.3% of the Salary (8.3% for severance payments and 5% for remuneration), and Mr. Amozeg will allocate 5% of the Salary. The insurance will include a loss of working capacity coverage (up to 2.5%) that will be paid by the Registrant.

•	Continuing education fund - the Registrant will allocate 7.5% of the Salary and Mr. Amozeg will allocate 2.5% of the Salary.
•	Company car, including fuel expenses.
•	Company mobile phone.
•	23 days of paid vacation per each employment year. The timing of the vacation will be coordinated with the Registrant's Chief Executive Officer.
•	Recuperation payments as provided by the applicable collective agreement in Israel.
•	The Registrant and Mr. Amozeg may terminate the employment of Mr. Amozeg with the Registrant upon 30 days prior notice.
•
Mr. Amozeg will be granted with options to purchase a certain amount of the Registrant's shares of common stock, as to be recommended by the Chief Executive Officer of the Registrant and approved of the Board of Directors. Such options will be granted under and subject to the Registrant’s 2007 Stock Option Plan (which has not yet been adopted).

Mr. Amozeg will be based at the Registrant's subsidiary's executive offices in Israel.

Earlier today the Registrant issued a press release announcing the election of Mr. Amozeg. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

99.1	Press release issued by Registrant on January 30, 2007, entitled “XFONE, INC. NAMES GILAD AMOZEG AS EXECUTIVE VICE PRESIDENT”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xfone, Inc.

Date: January 30, 2007	By:	/s/ Guy Nissenson
Guy Nissenson President and Chief Executive Officer